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                                                                    EXHIBIT 4.12

                                     FORM OF

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of the ________ day of ___, 2002, by and among Magnum Hunter Resources, Inc., a Nevada corporation (the "Company"), Pintail Energy, Inc., a Texas corporation ("MERGER SUB"), and each of the parties listed as Owners on Exhibit A hereto (collectively, the "OWNERS" and, individually, an "OWNER"). Certain terms used herein are defined in Section 1 of this Agreement.

     Background. The Company, Prize Energy Corp., a Delaware corporation ("PRIZE"), and Merger Sub, have entered into a transaction, which was consummated on the date hereof, in which Prize was merged with and into Merger Sub and became a wholly-owned subsidiary of the Company and the stockholders of Prize received a combination of cash and shares of capital stock in the Company in exchange for their shares of capital stock in Prize (the "MERGER"). Prize and the Owners are parties to an Amended and Restated Registration Rights Agreement dated February 8, 2000 (the "PRIOR PRIZE AGREEMENT"). Pursuant to the Prior Prize Agreement, the Owners had the right to trigger a request for a shelf registration (as defined in the Prior Prize Agreement). The parties hereto desire to enter into this Agreement in order to terminate and replace the Prior Prize Agreement as to the Owners and to set forth the rights of the parties hereto with respect to the registration of shares of capital stock of the Company. The Prior Prize Agreement is hereby terminated and canceled as to the Owners, effective on the date hereof, and shall have no further force or effect.

     In consideration of the Merger and the mutual covenants and agreements herein set forth, the parties to this Agreement hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

     1. Definitions. As used herein, unless the context otherwise requires, the following terms shall have the following respective meanings:

     Commission: The U.S. Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

     Company Public Sale: Any public offering by the Company made pursuant to a registration statement of the Company filed with the Commission under the Securities Act of its own common stock for its own account, except (a) a registration pursuant to the Shelf Registration under Section 2.1 below, (b) a registration pursuant to a Registration Statement on Form S-4 or S-8 or any successor form to such Forms, (c) a registration of securities solely relating to an offering and sale to employees and/or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, (d) a registration of securities issued solely in an acquisition or business combination, or (e) a universal shelf registration

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statement to the extent sales of securities thereunder are not made in an underwritten offering.

     Exchange Act: The U.S. Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

     Majority Owners: At any time, the owner or owners of more than 50% of all Registrable Securities then outstanding.

     Person: A corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a trust or estate, an unincorporated organization, or any other entity or organization, including a government or any department or agency or political subdivision thereof.

     Registrable Securities: Any of the capital stock of the Company owned by an Owner, including all capital stock of the Company issued upon exercise of options or warrants held by an Owner, and any securities issued or issuable with respect to any such capital stock by way of distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rules 144, Rule 144A or 145 (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding.

     Registration Expenses: All reasonable expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing and National Association of Securities Dealers fees, all fees and expenses of complying with applicable laws (including securities or blue sky laws), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and expenses of any special experts, including independent petroleum engineers, retained by the Company in connection with such offering, all travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the offered securities, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding Selling Expenses, if any; provided, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating

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to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

     Securities Act: The U.S. Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

     Selling Expenses: Underwriting discounts and commissions and stock transfer taxes relating to securities registered by the Company.

     Shelf Registration: As defined in Section 2.1 of this Agreement.

     2. Registration under Securities Act, etc.

     2.1 Shelf Registration.

     (a) Filing. The Company *[has prepared and filed with the Commission]* **[will prepare and file with the Commission, as soon as possible and in no event later than the fifth day following the date hereof,]** a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) relating to the offer and sale of the Registrable Securities by the holders thereof from time to time in accordance with the methods of distribution elected by such holders and set forth in such shelf registration statement (the "SHELF REGISTRATION"). The parties acknowledge that it is their mutual intent to have the Shelf Registration statement declared effective as soon as reasonably possible following the consummation of the Merger. The Company will use its reasonable best efforts to have the Shelf Registration declared effective under the Securities Act as soon as reasonably practicable following filing thereof (but not earlier than the Effective Time of the Merger). The Company will pay all Registration Expenses in connection with the Shelf Registration.

     (b) Continued Effectiveness. Subject to Section 2.1(c) below, so long as permitted by applicable law, the Company shall use its reasonable best efforts to keep the Shelf Registration continuously effective in order to permit the prospectus forming a part thereof to be usable by holders of Registrable Securities until the earlier of the date on which (i) all Registrable Securities covered by the Shelf Registration have been sold pursuant to the Shelf Registration or (ii) all restrictive legends have been removed from certificates representing the Registrable Securities and counsel to the Company, reasonably acceptable to the Majority Holder, shall have delivered a written opinion, which opinion shall be satisfactory in form, scope and substance, addressed to each holder of Registrable Securities affected thereby, to the effect that registration of the

----------

*    [PARTIES ANTICIPATE THE FIRST ALTERNATIVE]*

**   [SECOND ALTERNATIVE WILL APPLY IF THE FIRST IS IMPOSSIBLE OR
     IMPRACTICABLE]]**

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Registrable Securities is (A) no longer required under the Securities Act and
(B) such holder may sell all remaining Registrable Securities in the open market in the U.S. free from any limitations as to volume or manner of sale and without being required to file any forms or reports with the Commission under the Securities Act (the "REGISTRATION PERIOD"). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration effective during the Registration Period if, among other things, it voluntarily takes any action that would result in holders of Registrable Securities covered thereby not to be able to offer and sell such Registrable Securities during the Registration Period, unless such action is required by applicable law, is pursuant to clause (c) below or is otherwise permitted under this Agreement, and in such cases, so long as the Company promptly thereafter complies with the applicable requirements of Section 2.3 hereof. Following the expiration of the Registration Period, the Company shall have the right to terminate the effectiveness of the Shelf Registration.

     (c) Suspension of Use of Shelf Registration. The Company may, upon giving prompt written notice (the "NOTICE") to the holders of Registrable Securities, suspend the use of the Shelf Registration (a "SHELF SUSPENSION") for a period not to exceed an aggregate of ten business days in any three month period for valid business reasons (not including avoidance of the Company's obligations hereunder), including without limitation the acquisition or disposition of assets, public filings with the Commission, pending corporate developments and similar events. The Company shall have no obligation to inform such holders of the reason for such Shelf Suspension other than to inform such holders that such action is being taken pursuant to this Section 2.1(c), and, except as required by law, such holders and their affiliates (as defined in the Securities Act) shall not make any public disclosure regarding, and shall treat as confidential, any Shelf Suspension or Notice. In the event of a Shelf Suspension, such holders agree to suspend use of the prospectus related to the Shelf Registration in connection with any sale or purchase of or offer to sell or purchase Registrable Securities upon receipt of the Notice. The Company shall promptly notify the holders upon the termination of any Shelf Suspension, promptly amend or supplement the Shelf Registration following the termination of such Shelf Suspension, if necessary, so it does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein not misleading, and furnish to such holders such numbers of copies of the prospectus therein as so amended or supplemented as such holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act.

     (d) Selection of Underwriters. The methods of distribution of Registrable Securities under the Shelf Registration designated by the Owners may include one or more underwritten offerings. The underwriter or underwriters thereof shall be selected by the Majority Owners with the approval of the Company.

     2.2 Incidental Registration.

     (a) Right to Include Registrable Securities. If the Company at any time prior to June

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30, 2004 proposes to register any of its equity securities under the Securities
Act in a Company Public Sale, and such securities are to be distributed by or through one or more underwriters, each such time it will give prompt (and in any event no later than five business days prior to the anticipated filing date) written notice to all holders of Registrable Securities of its intention to do so, and of such holders' rights under this Section 2.2. Upon the written request of any such holder made within five calendar days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder in such underwritten offering), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by a holder or holders of Registrable Securities, to the extent requisite to permit the disposition through such underwriter or underwriters of the Registrable Securities so to be registered and to cause such underwriter or underwriters to permit the Registrable Securities requested to be included in the offering to be so included on the same terms and conditions as any similar securities of the Company and any other securityholder included therein and to permit the sale or other disposition of the Registrable Securities in accordance with the intended method of distribution thereof; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason, after consultation with the holder or holders of Registrable Securities which have requested inclusion in such registration, not to register or to delay registration of all the securities being registered under such registration statement, the Company may, at its election, give written notice of such determination to each such holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. Any holder of Registrable Securities shall have the right to withdraw its request for the inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2(a) by giving written notice to the Company of its request to withdraw at any time up to one business day prior to the effectiveness of such registration statement. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration under Section 2.1 above. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

     (b) Priority in Incidental Registrations. If the Company at any time proposes to register any of its equity securities under the Securities Act as contemplated by Section 2.2(a) above, the Company will, if requested by any holder of Registrable Securities as provided in said Section 2.2(a) and subject to the provisions of this Section 2.2(b), arrange for such underwriters to include all of the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. In the event that the managing underwriter of any such underwritten offering shall inform the Company and the holder or holders of Registrable Securities requesting the inclusion of their securities in such offering in writing of its reasonable and good faith belief that the size of the offering that such holders, the Company and/or any other securityholders intend to make is such that the success of the offering would be materially and adversely affected by the inclusion of the Registrable Securities requested to be included, then the

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Company shall include in such offering only securities proposed to be sold by the Company for its own account and Registrable Securities and securities having registration rights that are pari passu to those relating to the Registrable Securities (the "PARI PASSU SECURITIES"). The Company may include in such offering all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities and Pari Passu Securities so proposed to be sold and so requested to be included in such offering (pro rata on the basis of the percentage of the securities, by number of shares, of the Company requested to be included in the offering by the holder or holders of such Registrable Securities and Pari Passu Securities) to the extent necessary to reduce the number of securities to be included in such offering to the level recommended by the managing underwriter. If, prior to the effectiveness of any registration statement contemplated by this Section 2.2, the managing underwriter reasonably determines in good faith, and gives written notice to the holders of Registrable Securities requesting the inclusion of their securities in such offering, that in its opinion the underwriting cannot be achieved at a price acceptable to the Company due to the size of the offering, the Company may further decrease the number of Registrable Securities and Pari Passu Securities in the manner described in the preceding sentence to the minimum extent necessary in order to achieve a price acceptable to the Company. The holder or holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and any necessary or appropriate custody agreements which are reasonably acceptable to such holders, shall execute appropriate powers of attorney which are reasonably acceptable to such holders, and shall take all such actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities, provided, however, that (i) such holder or holders of Registrable Securities participating in such registration shall not be required to make any representations or warranties other than those relating solely to such holder, its Registrable Securities, and its intended method of distribution and (ii) the liability of each such holder to any underwriter under such underwriting agreement will be limited to liability arising from misstatements or omissions regarding such holder, its Registrable Securities and its intended method of distribution and any such liability shall not exceed an amount equal to the net proceeds such holder derives from such registration

     2.3 Registration Procedures. Whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 or 2.2 above, the Company will, as expeditiously as possible:

     (a) (i) prior to filing the registration statement or prospectus or any amendment or supplement thereto, furnish and afford each holder with Registrable Securities covered by such registration statement, and each managing underwriter, if any, of the Registrable Securities covered by such registration statement or prospectus, a reasonable opportunity to review copies of such document as proposed to be filed, together with exhibits thereto, (ii) thereafter furnish each such holder and managing underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents incident thereto as such holder or managing underwriter, if any, may from time to time reasonably request, and (iii) during the Registration Period, deliver to each holder of Registrable Securities included

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     within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration and any amendment and supplement thereto as such holder may require in connection with the offering and sale of securities covered by the prospectus or any amendment or supplement thereto, and the Company hereby consents to the use of the prospectus or amendment or supplement thereto by each such holder in connection with such offers and sales;

     (b) prepare and file with the Commission such amendments and supplements to the requisite registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement or 90 days from the date on which the registration statement became effective, whichever first occurs; provided, however, that the Shelf Registration shall be kept effective for the time period set forth in
Section 2.1 above;

     (c) except with respect to information provided by any holder for inclusion in the registration statement, ensure that (i) such registration statement and any amendment thereto and any prospectus forming a part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act, (ii) such registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any prospectus forming a part of such registration statement and any amendment or supplement to such prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (d) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of each state and other jurisdiction as each seller thereof shall reasonably request, or as may be necessary by virtue of the business and operations of the Company, and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to either qualify generally to do business as a foreign corporation, or subject itself to taxation in any jurisdiction wherein it would not, but for the requirements of this subparagraph (d), be obligated to be so qualified or subject to taxation or to consent to general service of process in any such jurisdiction, or to any material restriction on the conduct of its business or any restrictions on dividends or distributions to any of its shareholders;

     (e) (i) advise the holders of Registrable Securities in writing (A) when such registration statement and any amendment thereto has been filed with the Commission and

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     when such registration statement or any post-effective amendment has become effective; and (B) of any request by the Commission for amendments or supplements to such registration statement or the prospectus included therein or for additional information;

          (ii) advise the holders of Registrable Securities in writing: (A) of the issuance by the Commission of any stop order suspending the effectiveness of such a registration statement or the initiation or threatening of any such proceeding for such purpose; (B) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in any registration statement for sale in such jurisdiction or the initiation or threatening of any such proceeding for such purpose; and (C) in the case of the Shelf Registration, if such holder has delivered a Selling Notice, as defined below, to the Company, of the suspension of the use of the prospectus pursuant to Section 2.1(c) hereof or of the happening of any event that requires the making of any changes in such registration statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein (in the case of the prospectus, in light of the circumstances under which they were made); provided that such notice shall not be required to specify the nature of the event giving rise to such notice requirement;

          (iii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible time;

          (iv) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

     (f) with respect to the Shelf Registration, upon the occurrence of any event contemplated by Section 2.3(e)(ii)(C) above, the Company shall (if a seller of Registrable Securities covered by the Shelf Registration has delivered a Selling Notice, as defined below, to the Company) as promptly as reasonably practicable prepare a post-effective amendment to any Shelf Registration or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading;

     (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of such registration statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder;

     (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective

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date of such registration statement and reasonably cooperate with holders of
Registrable Securities to facilitate the timely preparation and delivery of certificates representing the same to be sold pursuant to the Shelf Registration free of any restrictive legends and in such denominations and registered in such names as such holders may request;

     (i) use its best reasonable efforts to list all Registrable Securities covered by such registration statement on the primary national securities exchange (or Nasdaq) on which the common stock of the Company is then listed;

     (j) promptly as is reasonably practicable, incorporate in a prospectus supplement or post-effective amendment to such registration statement such information as the managing underwriters, if any, and the holders of a majority of the Registrable Securities registered thereunder agree should be included therein and shall make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

     (k) enter into such agreements (including underwriting agreements) which are requested by the Majority Owners and are reasonably acceptable to the Company and take all other reasonably appropriate actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities and, in connection therewith, if an underwriting agreement is entered into, such agreement shall contain indemnification provisions and procedures not materially less favorable than those set forth in Section 2.6 of this Agreement (or other provisions acceptable to the Majority Owners), with respect to all parties to be indemnified under Section 2.6 of this Agreement by holders of Registrable Securities; and

     (l) cooperate with the reasonable requests of the underwriters or the Majority Owners to facilitate the marketing and disposition of the Registrable Securities, including causing appropriate officers of the Company to attend roadshows and other similar marketing activities; and

     (m) (i) make reasonably available for inspection by any managing underwriter participating in any disposition pursuant to such registration statement, the holders of the majority of the Registrable Securities thereunder, and any attorney, accountant or other agent retained by such underwriter and/or the holders of the majority of the Registrable Securities thereunder, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries;
     (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by any such managing underwriter, attorney, accountant or agent, or holders in connection with such registration statement as is customary for similar due diligence examinations; (iii) make such representations and warranties to such underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in underwritten offerings;

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     (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company and its subsidiaries, addressed to the managing underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities registered thereunder and the managing underwriters, if any, including those contained in the underwriting agreement. The foregoing actions contained in (i) through (vi) above shall be performed ( to the extent requested) at (A) the effectiveness of such registration statement (including the Shelf Registration) and each post-effective amendment thereto, and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

     Section 2.4.A. Information by the Holders and Suspension of Sales. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller, including its ownership of Registrable Securities, and the plan of distribution of such securities as the Company may from time to time reasonably request in writing. Each holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as is reasonably necessary to enable the Company to comply with the provisions of this Agreement. No holder of Registrable Securities shall be required, in connection with any underwriting agreements entered into in connection with any registration, to provide any information, representations or warranties, or covenants with respect to the Company, its business or its operations nor shall it be required to provide any indemnification beyond that contemplated herein. Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(e)(ii)(c) above, (i) such holder shall forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by this Agreement, or until such holder is advised in writing by the Company that the use of the prospectus may be resumed, (ii) such holder will promptly deliver copies of such supplemented or amended prospectus to each purchaser or potential purchaser to whom such holder had delivered the initial prospectus, and (iii) if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     Each holder of Registrable Securities further agrees that (a) prior to any disposition of Registrable Securities pursuant to the Shelf Registration, such holder shall give written notice of the desired disposition to the Company, including the anticipated date thereof (a "SELLING NOTICE"), and such holder shall not effect such disposition until such holder either (i) has received from the Company copies of a supplemented or amended prospectus as contemplated in this Agreement, or (ii) has been advised in writing by the Company that the use of the applicable prospectus is appropriate and has received copies of any previous amendments or supplements thereto, provided, however, that the Company must comply with either (i) or (ii) of this subsection (a) within two business days after receiving written notice of a desired disposition by such holder; and
(b) it will notify the Company in writing upon completion of such offer or sale or

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at such time as such holder no longer intends to make offers or sales under the
Shelf Registration.

     2.4.B. Black-out Period. In the event of a Company Public Sale, the holders of Registrable Securities agree, if requested by the Company, and, in the case of a Company Public Sale that is an underwritten offering, by the managing underwriter or underwriters in such underwritten offering, not to effect any public sale or distribution of any securities the same as or similar to those being offered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities for a period (as specified by the Company or such managing underwriters) not to exceed 120 days (or such lesser period as may be permitted by the Company or such managing underwriters), during the period beginning seven days before the Company's reasonable good faith estimate of the proposed date of filing, in connection with such Company Public Sale, of a registration statement or a preliminary prospectus supplement relating to a then existing shelf registration statement, and ending on the date 120 days following the effective date of such registration statement or the date of filing the final prospectus supplement, to the extent timely notified in writing by the Company or the managing underwriter or underwriters.

     2.5 Reasonable Assistance. Subject to compliance with Regulation FD, the Company agrees to take reasonable best efforts to assist each Owner with any sale of its Registrable Securities, including permitting potential buyers of Registerable Securities to meet with management of the Company.

     2.6 Indemnification.

     (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors, officers, employees, representatives and agents, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, representative, agent, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or in any qualification or compliance related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, employee, representative, agent, underwriter and controlling Person for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller specifically for use therein; and provided further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, representative, agent, underwriter or controlling Person and shall survive the transfer of such securities by such seller or the assignment by such seller of its rights pursuant to this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Indemnification by Holder of Registrable Securities. In connection with any registration statement filed by the Company under the Securities Act in which a holder of Registrable Securities is participating, such holder of Registrable Securities agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.6(a) above) on a several, but not joint, basis, the Company, each director, officer, employee, representative and agent of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, provided, however, that the obligations of each of the holders hereunder shall be limited to an amount equal to the net proceeds to such holder of securities sold pursuant to such registration statement or prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, representative, agent, or controlling Person and shall survive the transfer of such securities by such holder. This indemnity agreement will be in addition to any liability which such holder may otherwise have.

     (c) Notices of Claims and Procedures. Promptly after receipt by an indemnified Person of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.6(a) or (b) above, such indemnified Person will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified Person to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.6(a) or (b) above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified Person, unless counsel for the indemnifying party reasonably determines that a conflict of interest between such indemnified Person and such indemnifying party exists in respect of such claim precluding such counsel from defending the indemnified party under applicable ethical requirements, the indemnifying party shall be entitled to participate in and to assume the defense thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying party to such indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified Person for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. If such a conflict of interest exists in respect of such claim, the indemnified Person or Persons shall have the right to select separate counsel reasonably acceptable to the indemnifying party to participate in the defense of such action on behalf of such indemnified Person or Persons, in which case the indemnifying party shall bear the costs of such defense; provided, however, the indemnifying party shall not be obligated to pay the fees and expenses of more than one separate firm of legal counsel for all indemnified parties in any one jurisdiction. No indemnifying party shall, without the consent of the indemnified Person, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Person of a release from all liability with respect to such claim or litigation and otherwise in form and substance reasonably satisfactory to the indemnified Person. The indemnifying party shall not be required to indemnify any indemnified Person against any settlement or judgment which is consented to by an indemnified Person without the consent of the indemnifying party.

     (d) Contribution. If any of the indemnification provisions provided for in this Section 2.6 are determined to be unenforceable or unavailable to an indemnified Person in respect of any claim or action, then each indemnifying party, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such claims in such proportion as is appropriate to reflect the relative fault of the indemnified Person and the indemnifying party in connection with the statements or omissions which resulted in such claim or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified Person and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by any method of allocation that does not take account of the equitable considerations referred to above in this Section 2.6(d). The amount paid or payable by a party as a result of the claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Person in connection with investigating or defending any action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary contained in this Agreement, no holder of Registrable Securities shall be required to contribute any amount pursuant to this Section 2.6 in excess of the net proceeds paid to such holder pursuant to any sale by such holder pursuant to a registration statement and each holder's obligations to contribute pursuant to this Section
2.6 are several, in the proportion that the net proceeds of the offering received by such holder bears to the total net proceeds of the offering received by all the applicable holders, and not joint.

     3. Rules 144 and 144A. The Company represents and warrants to the Owners that it has filed registration statements pursuant to the requirements of
Section 12 of the Exchange Act and/or pursuant to the requirements of the Securities Act, and has filed the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder. The Company will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144, 144A and 145, as applicable, under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     4. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the prior written consent to such amendment, action or omission to act, of the holder or holders of a majority of the Registrable Securities at the time outstanding, provided, however, that a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of holders of Registrable Securities being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other holders may be given by the holders of a majority of the Registrable Securities being so registered. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked accordingly, but provided that a copy of such amendment, modification, waiver or consent has been theretofore delivered to all holders of the Registrable Securities.

     5. Notices. All notices and other communications required or permitted hereunder shall be in writing, and shall be delivered by hand or transmitted by telegram, facsimile or by similar means or by recognized courier or overnight delivery service (fees prepaid), or by mail, registered or certified (postage prepaid), addressed (a) if to the holders, at the address set forth in opposite their name on the signature pages hereto, or such other address as the holders shall have furnished to the Company in writing, or (b) if to the Company, to 600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039 (Attention: Morgan R. Johnston, Vice President, General Counsel and Secretary), or such other address, or to the attention of such other Person or Persons, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. All such notices and communications shall be deemed to have been duly given when received.

     6. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In particular, regardless of whether an express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Owners shall inure to the benefit of and enforceable by a subsequent holder of any Registrable Securities (a "PERMITTED ASSIGNEE"), that (i) is either (A) an affiliate or partner of an Owner, or (B) shall have acquired from an Owner, Registrable Securities constituting not less than 1,000,000 shares of common stock of the Company, and
(ii) has executed a copy of this Agreement or otherwise indicated its agreement to be bound hereby. No assignee of Registrable Securities, other than a Permitted Assignee, shall have any rights hereunder and any purported assignment of rights hereunder to an anyone other than a Permitted Assignee shall be null and void, unless the Company shall have provided its prior written consent thereto.

     7. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     8. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of Delaware, without regard to principles of conflicts of laws.

     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     10. Severability. If any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

     WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, or have caused this Agreement to be executed and delivered by their respective duly authorized officers, on the date first above written.

                                       MAGNUM HUNTER RESOURCES, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                      PINTAIL ENERGY, INC.

                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------

ADDRESS FOR NOTICES:                  OWNERS

125 East John Carpenter Fwy.          NATURAL GAS PARTNERS V, L.P.
Suite 600                             By: G.F.W. Energy V, L.P., general partner
Irving, TX 75062                      By: GFW V, L.L.C., general partner
Attn: Richard Covington
Fax No. 972-432-1441
                                      By:
                                          --------------------------------------
                                          Kenneth A. Hersh, Authorized Member

-----------------------------------

-----------------------------------

-----------------------------------

                                       -----------------------------------------
                                       Philip B. Smith, Trustee of the Philip B.
                                       Smith Revocable Trust Dated July 25, 1994

-----------------------------------

-----------------------------------

-----------------------------------

                                       -----------------------------------------
                                       Philip B. Smith, Trustee of the Scott C.
                                       Smith Irrevocable Trust Dated January 15,
                                       1996

-----------------------------------

-----------------------------------

-----------------------------------

                                       -----------------------------------------
                                       Philip B. Smith, Trustee of the Laura E.
                                       Smith Irrevocable Trust Dated January 15,
                                       1996

-----------------------------------

-----------------------------------

-----------------------------------

                                       -----------------------------------------
                                       Lon C. Kile